Tidal Trust V 485BPOS

Exhibit 99.(g)(4)

FOURTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS FOURTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement dated as of December 16, 2025, as amended (the “Agreement”), is entered into by and between TIDAL TRUST V, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	Defiance 2X Daily Long Photonics ETF
●	Defiance AI Infrastructure Bond ETF
●	Defiance Brazil Sovereign Debt ETF
●	Defiance Daily Target 2X Long AGLT ETF
●	Defiance Daily Target 2X Long AMPG ETF
●	Defiance Daily Target 2X Long AMSC ETF
●	Defiance Daily Target 2X Long BRUN ETF
●	Defiance Daily Target 2X Long CAMT ETF
●	Defiance Daily Target 2X Long FCEL ETF
●	Defiance Daily Target 2X Long FISN ETF
●	Defiance Daily Target 2X Long FTNT ETF
●	Defiance Daily Target 2X Long GRRR ETF
●	Defiance Daily Target 2X Long HQ ETF
●	Defiance Daily Target 2X Long HYPE ETF
●	Defiance Daily Target 2X Long JBL ETF
●	Defiance Daily Target 2X Long Kioxia ETF
●	Defiance Daily Target 2X Long LPTH ETF
●	Defiance Daily Target 2X Long MXL ETF
●	Defiance Daily Target 2X Long NANO ETF
●	Defiance Daily Target 2X Long NTNX ETF
●	Defiance Daily Target 2X Long OPTX ETF
●	Defiance Daily Target 2X Long ORBS ETF
●	Defiance Daily Target 2X Long P ETF
●	Defiance Daily Target 2X Long Pasqal ETF
●	Defiance Daily Target 2X Long PENG ETF
●	Defiance Daily Target 2X Long PLPC ETF
●	Defiance Daily Target 2X Long QTEX ETF
●	Defiance Daily Target 2X Long RXT ETF
●	Defiance Daily Target 2X Long SHAZ ETF

●	Defiance Daily Target 2X Long SIMO ETF
●	Defiance Daily Target 2X Long STM ETF
●	Defiance Daily Target 2X Long SYM ETF
●	Defiance Pure Memory Daily 2X Strategy ETF

WHEREAS, Section 15.03 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST V		U.S. BANK NATIONAL ASSOCIATION

By:	/s/Joel Weiss	By:	/s/Elizabeth Scalf
Name:	Joel Weiss	Name:	Elizabeth Scalf
Title:	Principal Executive Officer	Title:	Senior Vice President
Date:	9/28/2026	Date:	9/28/2026

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust V

Name of ETF Series

RoboTaxi ETF

Defiance Compute ETF

Defiance Global Foundries ETF

Defiance Korea AI ETF

Defiance Situational Awareness Select ETF

Defiance Small Modular Reactor ETF

Defiance China Memory ETF

Defiance China Semiconductor ETF

Defiance CoinDesk 5 Equal Weight ETF

Defiance Helium and Strategic Gases ETF

Defiance Korea Semiconductor ETF

Defiance KSM Israel 120 ETF

Defiance Photonics ETF

Defiance S&P Accelerator ETF

Defiance Europe AI Leaders ETF

Defiance Global Robotics Top 10 ETF

Defiance Japan AI Leaders ETF

Defiance Korea Robotics Top 10 ETF

Defiance Latin America Top 10 ETF

Defiance Long/Short AI Compute vs. Legacy Software ETF

Defiance Long/Short Space Economy vs. Legacy Communications ETF

Defiance Taiwan AI Leaders ETF

Defiance 2X Daily Long Photonics ETF

Defiance AI Infrastructure Bond ETF

Defiance Brazil Sovereign Debt ETF

Defiance Daily Target 2X Long AGLT ETF

Defiance Daily Target 2X Long AMPG ETF

Defiance Daily Target 2X Long AMSC ETF

Defiance Daily Target 2X Long BRUN ETF

Defiance Daily Target 2X Long CAMT ETF

Defiance Daily Target 2X Long FCEL ETF

Defiance Daily Target 2X Long FISN ETF

Defiance Daily Target 2X Long FTNT ETF

Defiance Daily Target 2X Long GRRR ETF

Defiance Daily Target 2X Long HQ ETF

Defiance Daily Target 2X Long HYPE ETF

Defiance Daily Target 2X Long JBL ETF

Defiance Daily Target 2X Long Kioxia ETF

Defiance Daily Target 2X Long LPTH ETF

Defiance Daily Target 2X Long MXL ETF

Defiance Daily Target 2X Long NANO ETF

Defiance Daily Target 2X Long NTNX ETF

Defiance Daily Target 2X Long OPTX ETF

Defiance Daily Target 2X Long ORBS ETF

Defiance Daily Target 2X Long P ETF

Defiance Daily Target 2X Long Pasqal ETF

Defiance Daily Target 2X Long PENG ETF

Defiance Daily Target 2X Long PLPC ETF

Defiance Daily Target 2X Long QTEX ETF

Defiance Daily Target 2X Long RXT ETF

Defiance Daily Target 2X Long SHAZ ETF

Defiance Daily Target 2X Long SIMO ETF

Defiance Daily Target 2X Long STM ETF

Defiance Daily Target 2X Long SYM ETF

Defiance Pure Memory Daily 2X Strategy ETF

Name of Mutual Fund Series

4